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                                                                     EXHIBIT 4.0


                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement (the "Agreement"), dated as of November 10, 2000, among Sheldahl, Inc., a Minnesota corporation (the "Company"), and the individuals and entities listed on Exhibit A hereto (sometimes referred to herein as a "Purchaser" and collectively as the "Purchasers").

         WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers and the Purchasers desire to acquire (i) shares of the Company's Series G Convertible Preferred Stock, par value $1.00 per share (the "Series G Preferred"), and (ii) shares of the Company's Common Stock, par value $.25 per share (the "Common Stock").

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchasers agree as follows:

                                    ARTICLE I

                      PURCHASE AND SALE OF PREFERRED SHARES

         1.1 Purchase and Sale.

         (a) Subject to the terms and conditions set forth herein, at the Closing (as defined below), the Company shall issue and sell to the Purchasers and the Purchasers, severally and not jointly, shall purchase 11,303 shares of Series G Preferred (the "Series G Preferred Shares").

         (b) The Series G Preferred Shares shall have the respective rights, preferences and privileges set forth in the Certificate of Designation attached hereto as Exhibit B (the "Certificate of Designation"), which shall be filed on or prior to the Closing Date (as defined below) by the Company with the Secretary of State of Minnesota.

         (c) Subject to the terms and conditions set forth herein, at the Closing (as defined below), the Company shall issue and sell to the Purchasers and the Purchasers, severally and not jointly, shall purchase 4,944,131 shares of Common Stock (the "Common Shares").

         (d) The Series G Preferred Shares and the Common Shares are sometimes collectively referred to herein as the "Shares." The Shares and the Underlying Shares (as defined in Section 2.1(d)) are sometimes collectively referred to herein as the "Securities."


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         1.2 Purchase Price.

         (a) The purchase price per Series G Preferred Share shall be $1,000.

         (b) The purchase price per Common Share shall be $2.770355.

         1.3 The Closing.

         (a) The Closing of the purchase and sale of the Shares (the "Closing") shall take place at the offices of Lindquist & Vennum P.L.L.P., 4200 IDS Center, 80 South 8th Street, Minneapolis, Minnesota simultaneous with the closing of the transactions contemplated by the Agreement and Plan of Merger dated as of the date hereof among the Company, IFT West Acquisition Company, International Flex Holdings, Inc. ("IFH") and its stockholders (the "Merger Agreement"). The date of the Closing is hereinafter referred to as the "Closing Date."

         (b) At the Closing, the Company shall deliver (A) to each Purchaser, a stock certificate registered in the name of such Purchaser for such number of Series G Preferred Shares set forth opposite such Purchaser's name on Exhibit A;
(B) to each Purchaser, a stock certificate registered in the name of such Purchaser for such number of Common Shares set forth opposite such Purchaser's name on Exhibit A; and (C) all other documents, instruments and writings required to have been delivered at or prior to the Closing by the Company to Purchasers pursuant to this Agreement. At the Closing, each Purchaser shall deliver to the Company the aggregate purchase price set forth opposite such Purchaser's name on Exhibit A by wire transfer of same day funds to an account designated by the Company in writing two business days before the Closing except that Morgenthaler Venture Partners V, L.P. ("Morgenthaler") shall also deliver to the Company that certain 8% Convertible Note dated August 15, 2000, as amended (the "8% Note"), made by the Company payable to the order of Morgenthaler Venture Partners V, L.P. and the cash portion of the purchase price payable by Morgenthaler shall be reduced by an amount equal to the principal amount of such 8% Note and accrued interest thereon through the Closing Date.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         2.1 Representations, Warranties and Agreements of the Company. The Company hereby makes the following representations and warranties to the Purchasers, subject to those matters set forth in the letter dated the date hereof from the Company to the Purchasers initialed by those parties (the "Disclosure Letter"):

         (a) Organization. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota, with the requisite corporate power


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and authority to own and use its properties and assets and to carry on its business as currently conducted.

         (b) Authorization; Enforcement. Except as set forth on Part 2.1(b) of the Disclosure Letter, the Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, the Certificate of Designation, the Registration Rights Agreement (defined in Section 4.1(i)) and the Governance Agreement (defined in Section 4.1(j)) (together, the "Transaction Documents") and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company, other than approval required under Rule 4460(i) of The Nasdaq Stock Market by the holders of shares of Common Stock of the Company. This Agreement has been duly executed by the Company and, when duly executed and delivered by the Purchasers, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         (c) Capitalization. The authorized, issued and outstanding capital stock of the Company as of October 24, 2000 is set forth in Part 2.1(c) of the Disclosure Letter. Except as specifically disclosed in Part 2.1(c) of the Disclosure Letter, no shares of the capital stock or other securities of the Company are entitled to preemptive or similar rights, nor is any holder of shares of the capital stock or other securities of the Company entitled to preemptive or similar rights. Except as disclosed in Part 2.1(c) of the Disclosure Letter, as of October 24, 2000, there are no outstanding options, warrants or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Shares hereunder, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is bound to issue additional shares of the Company's Common Stock, or securities or rights convertible or exchangeable into shares of the Company's Common Stock, or any shares of the Company's Common Stock reserved for issuance. Except as disclosed in Part 2.1(c) of the Disclosure Letter, (i) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof, (ii) the Company has no obligation to provide funds (other than normal accounts or notes payable) to or make any investment in (in the form of a loan, capital contribution or otherwise) an entity other than its subsidiaries, (iii) there are no restrictions on the transfer of the Company's capital stock other than those arising from securities laws or contemplated by this Agreement or the other Transaction Documents, and (iv) the issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any person


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other than the Purchasers and will not result in a right of any holder of
Company's securities to adjust the exercise or conversion or reset price under such securities.

         (d) Issuance of Shares. The Series G Preferred Shares are duly authorized and, when issued in accordance with the terms hereof and the Certificate of Designation, shall be validly issued, fully paid and non-assessable. The Common Shares are duly authorized and, when issued in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable. As of the Closing Date, the Company will have and, at all times while any Series G Preferred Shares are outstanding will maintain, an adequate reserve of duly authorized shares of its Common Stock to enable it to perform its obligations under this Agreement and the Certificate of Designation with respect to the number of Series G Preferred Shares issued and outstanding at the Closing Date. The shares of Common Stock issuable upon conversion of the Series G Preferred Shares and which may be issued as payment of dividends on the Series G Preferred Shares are collectively referred to herein as the "Underlying Shares." When issued in accordance with the terms hereof and the Certificate of Designation, the Underlying Shares will be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, encumbrances or defects of any kind (collectively, "Liens"), except as set forth in any required legends thereon, including those required under the Governance Agreement.

         (e) No Conflicts. Except as set forth on Part 2.1(e) of the Disclosure Letter, the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its Articles of Incorporation or Bylaws; (ii) subject to obtaining the consents referred to in Section 2.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party; or (iii) subject to obtaining the Required Approvals (as defined herein), result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (other than a violation of any federal and state securities laws requiring filings with such authorities and the delivery of certain information pursuant to Rule 502(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, to the Purchasers who are deemed not to be accredited investors as a result of a failure of the representations and warranties of the Purchasers set forth in Section 2.2(c) to be accurate), or by which any property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and
(iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as could not reasonably be expected to, individually or in the aggregate, have or result in a material adverse effect on the results of operations, assets or financial condition of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").


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         (f) Consents and Approvals. Except as specifically set forth in Part
2.1(f) of the Disclosure Letter, and assuming that the representations and warranties of the Purchasers contained in Section 2.2 are true and correct in all material respects, the Company is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents, except for (i) the filings of the Certificate of Designation with respect to the Series G Preferred Shares with the Secretary of State of Minnesota; (ii) the filing of the Registration Statement(s) (as defined in the Registration Rights Agreement) with the Securities and Exchange Commission (the "Commission"); (iii) the application(s) or any letter(s) acceptable to and approved by the National Association of Securities Dealers, Inc. ("NASD") for the designation of the Common Shares and the Underlying Shares for trading on the Nasdaq National Market (and with any other national securities exchange or market on which the Common Stock is then listed); (iv) any filings, notices, registrations or approvals under applicable federal or state securities laws and any filing or approval that may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (v) the filing of such required proxy materials with the Commission to obtain approval of the Company's shareholders of the transactions contemplated by this Agreement, clearance from the Commission to mail such proxy materials to the Company's shareholders and the receipt of such shareholder approval or the filing with the Nasdaq Stock Market for an exemption from the requirement of obtaining such approval of the Company's shareholders and the receipt of such exemption; and (vi) other than, in all other cases, where the failure to obtain such consent, waiver, authorization or order, or to give or make such notice or filing, (x) would not materially impair or delay the ability of the Company to effect the Closing and to deliver to the Purchasers the Shares (and, upon conversion of the Series G Preferred Shares, the Underlying Shares) in the manner contemplated hereby and by the Registration Rights Agreement or (y) would not otherwise have a Material Adverse Effect on the Company (together with the consents, waivers, authorizations, orders, notices and filings referred to in
Part 2.1(f), the "Required Approvals").

         (g) Litigation; Proceedings. Except as set forth in Part 2.1(g) of the Disclosure Letter, there is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

         (h) No Default or Violation. Except as set forth in Part 2.1(h) of the Disclosure Letter, neither the Company nor any subsidiary (i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, including, without limitation, the Limited Liability Company Agreement of Modular Interconnect Systems, L.L.C., dated as of July 28, 1998, between Molex Incorporated and the Company (the "Molex Joint Venture Agreement"); or (ii) is in violation of any order of any court, arbitrator or governmental body, except as could not



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reasonably be expected to, in any such case (individually or in the aggregate)
have or result in a Material Adverse Effect.

         (i) SEC Documents. Except as set forth in Part 2.1(i) of the Disclosure Letter, the Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including, pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (the foregoing materials being collectively referred to herein as the "SEC Documents"), on a timely basis, or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. Except as set forth in Part 2.1(i) of the Disclosure Letter, as of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise indicated in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments. Since the date of the financial statements included in the Company's last filed Quarterly Report on Form 10-Q for the quarter ended May 28, 2000, except as has been specifically disclosed in writing to the Purchasers by the Company or in the Merger Agreement or the Disclosure Letters referenced herein or therein, (i) there has been no event, occurrence or development that has had a Material Adverse Effect (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (x) liabilities incurred in the ordinary course of business consistent with past practice and
(y) liabilities not required to be reflected in the Company's financial statements pursuant to United States generally accepted accounting principles ("GAAP") or otherwise required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors and (iv) the Company has not declared or made any payment or distribution of cash or other property to its stockholders or officers or directors (other than in compliance with existing Company stock option and stock purchase plans) with respect to its capital stock, or purchased or redeemed (or made any agreements to purchase or redeem) or split, combined, subdivided or reclassified any shares of its capital stock.

         (j) Certain Fees. Except as set forth in Part 2.1(j) of the Disclosure Letter, no fees or commissions will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement and the other Transaction Documents. The Purchasers shall have no obligation with respect to any fees incurred by the Company or any other person (other than the Purchasers, if the Purchasers have agreed in writing to pay such fees) or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section 2.1(j)



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that may be due in connection with the transactions contemplated by this
Agreement and the other Transaction Documents.

         (k) Listing and Maintenance Requirements. Except as set forth in Part 2.1(k) of the Disclosure Letter, the Company has not, in the two years preceding the date hereof received notice (written or oral) from the Nasdaq National Market, any stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange, market or trading facility. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

         (l) Registration Rights. Except as set forth in Part 2.1(l) of the Disclosure Letter, the Company has not granted or agreed to grant to any person any rights to have any securities of the Company registered with the Commission or any other governmental authority which have not been satisfied.

         (m) Labor Relations. No labor problem with respect to any of the employees of the Company exists or, to the knowledge of the Company, is imminent that is likely to have or result in a Material Adverse Effect.

         (n) Rights Agreement. Assuming the accuracy of the representations in
Section 2.2(h) and Section 2.2(l), the Company has taken all action which may be required under the Rights Agreement, so that neither the consummation of the transactions contemplated by the Transaction Documents and the Merger Agreement nor the acquisition of (i) shares of Common Stock and the Series G Preferred Shares pursuant to this Agreement, (ii) shares of Common Stock upon conversion of the Series G Preferred Shares and as dividends on the Series G Preferred Shares, (iii) shares of Common Stock pursuant to the Merger Agreement, (iv) warrants pursuant to the Subordinated Notes Purchase Agreement (the "Warrants"), and/or (v) shares of Common Stock upon exercise of the Warrants, in all cases as adjusted for stock splits, dividends, recapitalizations and the like and any other events requiring adjustment under the anti-dilution provisions of applicable governing instruments, alone shall cause (x) any Purchaser, or any of its "Affiliates" or "Associates" (as such terms are defined in Rule 12b-2 under the Exchange Act), to be deemed an "Acquiring Person" under the Rights Agreement dated June 16, 1996, as amended, by and between the Company and Norwest Bank Minnesota, N.A. now known as Wells Fargo Bank, N.A., as the same may be amended or modified from time to time (the "Rights Agreement") or (y) a "Distribution Date", a "Stock Acquisition Date" or "Acquisition Event" (as such terms are defined in the Rights Agreement) to occur.

         (o) Board Approval. Assuming the accuracy of the representations in
Section 2.2(h) and Section 2.2(l), the consummation of the transactions contemplated by the Transaction Documents and the Merger Agreement and the acquisition of (i) shares of Common Stock and the Series G Preferred Shares pursuant to this Agreement, (ii) shares of Common Stock upon

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conversion of the Series G Preferred Shares and as dividends on the Series G
Preferred Shares, (iii) shares of Common Stock pursuant to the Merger Agreement,
(iv) Warrants pursuant to the Subordinated Notes Purchase Agreement, and (v) shares of Common Stock upon exercise of the Warrants, in all cases as adjusted for stock splits, dividends, recapitalizations and the like and any other events requiring adjustment under the anti-dilution provisions of applicable governing instruments, have been approved by a committee of the Board of Directors of the Company, as required in Section 302A.673, subd. 1(d) of the Minnesota Business Corporation Act (the "MBCA").

         (p) Confidentiality and Inventions Agreements. Except as set forth in
Part 2.1(p) of the Disclosure Letter, every current employee of, and consultant to, the Company that has access to Intellectual Property (as defined in Section 2.15(d) of the Merger Agreement) has executed and delivered one of the confidentiality and inventions agreements ("Confidentiality and Inventions Agreements") in substantially the form attached to Part 2.1(p) of the Disclosure Letter. All of such agreements are in full force and effect.

         (q) Disclosure. All disclosure provided to the Purchasers regarding the Company, its business and the transactions as provided in the Transaction Documents, including the Disclosure Letter, furnished by or on behalf of the Company are true and correct in all material respects and do not contain any untrue statement of a material fact or, to the best of the knowledge of the Company, omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         2.2 Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, hereby represents and warrants to the Company as follows:

         (a) Organization; Authority. Such Purchaser is duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization or an individual, in each case, with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by such Purchaser, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of such Purchaser. This Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

         (b) Investment Intent. Such Purchaser is acquiring the Securities for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof or interest therein, without prejudice, however, to such Purchaser's


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right, subject to the provisions of this Agreement and the other Transaction
Documents, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration.

         (c) Purchaser Status. At the time such Purchaser was offered the Shares it was, and at the date hereof it is, and at the Closing Date it will be, an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (4) under the Securities Act.

         (d) Experience of Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment to its satisfaction.

         (e) Ability of Purchaser to Bear Risk of Investment. On the Closing Date, such Purchaser is able to bear the economic risk of an investment in the Securities and is able to afford a complete loss of such investment.

         (f) Access to Information. Each Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities, and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and
(iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to its investment.

         (g) Reliance. Each Purchaser understands and acknowledges that (i) the Securities are being offered and sold to the Purchaser without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act or Regulation D promulgated thereunder; and (ii) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

         (h) No Affiliation. No Purchaser is an "Affiliate" or "Associate" (as such terms are defined in Rule 12b-2 under the Exchange Act) of any other Purchaser or is acting in concert with any other Purchaser, except (i) that Ampersand IV Limited Partnership and Ampersand IV Companion Fund Limited Partnership may be deemed to be Affiliates or Associates of one another, (ii) to the extent that a member or partner of a Purchaser or a member of a partner of a



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Purchaser is a member or partner of another Purchaser or a member or partner of a member or partner of another Purchaser, (iii) by virtue of the existence of the Governance Agreement and/or the Voting Agreement among Ampersand IV Limited Partnership, Ampersand IV Companion Fund Limited Partnership, Morgenthaler and Sound Beach Technology Partners, LLC relating to voting of the shares of Common Stock in an election of directors to the Company's board of directors (the "Voting Agreement"), and (iv) as otherwise provided in any Transaction Document. No Purchaser beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act) any Securities of any other Purchaser, except (i) Ampersand IV Limited Partnership and Ampersand IV Companion Fund Limited Partnership may be deemed to beneficially own the Securities of one another, (ii) to the extent that a member or partner of a Purchaser or a member of a partner of a Purchaser is a member or partner of another Purchaser or a member or partner of a member or partner of another Purchaser, (iii) by virtue of the existence of the Governance Agreement and/or the Voting Agreement, and (iv) as otherwise provided in any Transaction Document. No Purchaser is an "interested shareholder" of the Company or an "affiliate" or "associate" thereof, as such terms are defined in
Section 302A.011 of the MBCA resulting from any share purchase, contract, arrangement or understanding, other than this Agreement, the Merger Agreement, the Governance Agreement, the Voting Agreement or any acquisition of shares approved by a committee of the board of directors of the Company as required in
Section 302A.673, subdivision 1(d) of the MBCA.

         (i) No Conflicts. The execution, delivery and performance of the Transaction Documents by such Purchaser and the consummation by such Purchaser of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its certificate or articles of incorporation, bylaws, partnership agreement or other governing instrument, as applicable (each as amended through the date hereof), or (ii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which such Purchaser is subject (including foreign, federal and state securities laws and regulations).

         (j) Consents and Approvals. Except for any required Schedule 13D or 13G and Form 3 and 4 filings, and except for any required filing under the HSR Act, such Purchaser is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other foreign, federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by such Purchaser of the Transaction Documents.

         (k) Litigation; Proceedings. There is no action, suit, notice of violation, proceeding or investigation pending, or to the knowledge of such Purchaser, threatened against or affecting such Purchaser before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which would adversely affect the legality, validity or enforceability of any of the Transaction Documents in any respect or adversely impair such Purchaser's ability to perform fully on a timely basis its obligations under the Transaction Documents.


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         (l) Beneficial Ownership of Sheldahl Stock. At and after the Closing, except as provided on Exhibit A and except by virtue of the existence of the Governance Agreement and/or the Voting Agreement, no Purchaser shall be a Beneficial Owner of fifteen percent (15%) or more of outstanding shares of the Company's Common Stock. For purposes of this Section 2.2(l), "Beneficial Owner" shall have the meaning set forth in Section 1(d) of the Rights Agreement. Each Purchaser has been provided, upon its request, with a copy of such definition and has had an opportunity to review it with such Purchaser's legal counsel.

         (m) Residency. Each Purchaser is a resident of or has a principal place of business in the state set forth opposite its name on Exhibit A attached hereto.

         2.3 Additional Representations and Warranties. The representations and warranties of the Company and IFT West Acquisition Company (the "Merger Sub") set forth in Article IV of the Merger Agreement are incorporated herein by reference as though fully set forth herein and each of the Company and the Merger Sub hereby enters into, makes and repeats such representations and warranties in their entirety to the Purchasers. The representations and warranties of IFH set forth in Article II of the Merger Agreement are incorporated herein by reference as though fully set forth herein and IFH hereby enters into, makes and repeats such representations and warranties in their entirety to the Purchasers. The representations and warranties of the stockholders of IFH (the "IFH Stockholders") set forth in Article III of the Merger Agreement are incorporated herein by reference as though fully set forth herein and each of the IFH Stockholders hereby enters into, makes and repeats such representations and warranties in their entirety to the Purchasers.

                                   ARTICLE III

                         OTHER AGREEMENTS OF THE PARTIES

         3.1 Transfer Restrictions.

         (a) If any Purchaser should decide to dispose of any of the Securities held by it, such Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from the registration requirements of the Securities Act. In connection with any transfer of any Securities other than pursuant to an effective registration statement or to the Company or to an Affiliate of such Purchaser or pursuant to Rule 144 under the Securities Act ("Rule 144"), the Company may require the transferor thereof to provide to the Company a written opinion of counsel experienced in the area of United States securities laws selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act.

         (b) Each Purchaser agrees to the imprinting of the following legends on the Series G Preferred Shares:

                  (i) NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

                  (ii) SHELDAHL, INC. WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF THE CLASS OF STOCK OR SERIES THEREOF TO WHICH THE SHARES REPRESENTED BY THIS CERTIFICATE ARE A PART AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

                  (iii) THE SHARES OF COMMON STOCK OF SHELDAHL, INC. INTO WHICH THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE CONVERTIBLE ENTITLE THE HOLDER THEREOF TO CERTAIN RIGHTS AS SET FORTH IN THE RIGHTS AGREEMENT BETWEEN SHELDAHL, INC. AND NORWEST BANK MINNESOTA, N.A., NOW KNOWN AS WELLS FARGO BANK, N.A., DATED AS OF JUNE 16, 1996 AND AMENDED ON JULY 25, 1998 AND NOVEMBER 10, 2000 (THE "RIGHTS AGREEMENT"), A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF SHELDAHL, INC. UNDER CERTAIN CIRCUMSTANCES, SUCH RIGHTS ISSUED TO OR HELD BY AN ACQUIRING PERSON, OR AFFILIATE OR ASSOCIATE THEREOF (AS DEFINED IN THE RIGHTS AGREEMENT), AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS, MAY BECOME NULL AND VOID.

         (c) Each Purchaser agrees to the imprinting, so long as is required by this Section 3.1(c), of the following legends on the Common Shares and the Underlying Shares:

                  (i) THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

                  (ii) SHELDAHL, INC. WILL FURNISH TO ANY SHAREHOLDER UPON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OR SERIES OF CAPITAL STOCK AUTHORIZED TO BE ISSUED, SO FAR AS THEY HAVE BEEN DETERMINED, AND THE AUTHORITY OF THE BOARD TO DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF THE SUBSEQUENT CLASSES OR SERIES.

                  (iii) THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN THE RIGHTS AGREEMENT BETWEEN SHELDAHL, INC. AND NORWEST BANK MINNESOTA, N.A., NOW KNOWN AS WELLS FARGO BANK, N.A., DATED AS OF JUNE 16, 1996 AND AMENDED ON JULY 25, 1998 AND NOVEMBER 10, 2000, (THE "RIGHTS AGREEMENT"), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF SHELDAHL, INC. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. SHELDAHL, INC. WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT WITHOUT CHARGE PROMPTLY AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES, RIGHTS ISSUED TO, OR HELD BY, AN ACQUIRING PERSON, OR AN AFFILIATE OR ASSOCIATE

                           THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.

         The Common Shares and the Underlying Shares issuable upon conversion of the Series G Preferred Shares shall not contain the legend set forth in (i) above (or any other legend other than the legends set forth in (ii) or (iii) above or those required to be contained by the Governance Agreement) if (x) such Shares have been registered under an effective registration statement under the Securities Act filed pursuant to the Registration Rights Agreement, (y) such Shares have been sold pursuant to Rule 144, or (z) in the written opinion of counsel to the Company experienced in the area of United States securities laws such legend is not required under applicable requirements of the Securities Act (including judicial interpretation and pronouncements issued by the staff of the Commission). The Company makes no representation, warranty or agreement as to the availability of any exemption from registration under the Securities Act with respect to any resale of any Securities.

         3.2 Use Of Proceeds. The Company shall use the Net Proceeds from the placement of the Shares to enhance the Company's capital structure, provide capital liquidity and repay debt.

         3.3 Commercially Reasonable Efforts. Subject to the terms and conditions herein provided and to applicable legal requirements, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, and assist and cooperate with the other parties hereto in doing, as promptly as practicable, all things necessary, proper or advisable under applicable laws and regulations to ensure that the conditions set forth in Article IV are satisfied.

         3.4 Consents. Each of the parties will use its commercially reasonable efforts to obtain as promptly as practicable all Required Approvals, including filing as soon as practicable notifications under the HSR Act and responding as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation.

         3.5 Conduct; No publicity; Confidentiality. While this Agreement is in effect, the Company will conduct its business in the usual and ordinary course and in a manner generally consistent with past practice. The mutual press release with respect to the execution of this Agreement and the other Transaction Documents shall be a joint press release acceptable to the Company and the Purchasers. Thereafter, so long as this Agreement is in effect, neither Company, on the one hand, nor the Purchasers, on the other, shall issue any press release or otherwise make any public statements inconsistent with the press release or the terms of the transactions contemplated by this Agreement or by the other Transaction Documents with respect to the transactions contemplated hereby or thereby without prior consultation with the other party and after using reasonable efforts to agree upon the text of any press release, except as may be required by law (it being understood and agreed that the Company intends to file a Current Report on Form 8-K with respect to the transaction contemplated hereby and by the other Transaction Documents promptly after the date hereof). The Company shall provide the Purchasers with a copy of its Form 8-K prior to filing the same with the SEC and the ability to comment on the same.

         3.6 Liability of the Company Upon Certain Events.

         (a) Termination Fee. In the event that any of the events triggering the payment of a termination fee under Section 7.3 of the Merger Agreement as constituted on the date hereof shall occur, then the Company shall, on the date of such event, pay to each Purchaser an amount that is equal to the product of $1,456,753 multiplied by such Purchaser's Pro Rata Share (as hereinafter defined in this Section 3.6) by wire transfer of same day funds to an account designated by such Purchaser. For purposes of this Agreement, any Purchaser's "Pro Rata Share" shall mean a fraction the numerator of which shall be the number of Shares subscribed for by such Purchaser pursuant to the terms hereto and the denominator of which shall be the total number of Shares issued, or to be issued, by the Company pursuant to the terms hereto.

         (b) Expenses. In the event that (i) any of the events triggering the payment of expenses under Section 7.4 of the Merger Agreement as constituted on the date hereof shall occur, or (ii) this Agreement shall have been terminated pursuant to Section 5.1(e), then the Company shall, on the earliest to occur of such events described in clauses (i) and (ii) of this Section 3.6(b), pay to the Purchasers and IFH the aggregate amount specified in Section 7.4 of the Merger Agreement which amount shall be allocated as agreed among the Purchasers and IFH and shall be payable by wire transfer of same day funds to an account designated by each such party receiving payment pursuant to this Section 3.6(b).

         3.7 Intentionally Omitted

         3.8 Amendment to Bylaws. The Company shall use its reasonable best efforts to cause its stockholders to amend the Company's Bylaws as soon as reasonably practical after the Closing Date so that the board of directors of the Company shall consist of seven (7) directors.

                                   ARTICLE IV

                                   CONDITIONS

         4.1 Conditions Precedent to the Obligation of the Purchasers to Purchase the Shares. The obligation of each Purchaser hereunder to acquire and pay for the Shares is subject to the satisfaction or waiver by such Purchaser, at or before the Closing, of each of the following conditions:

         (a) Accuracy of Representations and Warranties. The representations and warranties of the Company and the Merger Sub contained or incorporated herein shall be true and correct, in all material respects, as of the date hereof and at and as of the Closing Date with the same effect as if made at and as of the Closing Date (except to the extent such representations specifically relate to an earlier date in which case such representations shall be true and correct as of such earlier date) and, at the Closing, the Company and the Merger Sub shall have delivered to the Purchasers a certificate to that effect, executed by an executive officer of the Company and the Merger Sub.

         (b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants and agreements required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

         (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

         (d) No Material Adverse Change. There shall not have occurred since June 1, 2000 any change, circumstance or event (whether or not known by the Purchasers or disclosed in the Disclosure Letter) that has had or may reasonably be expected to have (i) a material adverse effect on the business, financial condition, assets, results of operations or prospects of the Company, and its subsidiaries, and IFH, taken as a whole, (ii) a material adverse effect on the business, financial condition, assets, results of operations or prospects of the Company's MicroProducts business taken alone, or (iii) prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement and the other Transaction Documents.

         (e) No Suspensions of Trading in Common Stock. The trading in the Common Stock shall not have been suspended by the Commission or on the Nasdaq National Market (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company or any suspension of trading of securities generally).

         (f) Legal Opinion. The Company shall have delivered to such Purchaser a legal opinion of Lindquist & Vennum, P.L.L.P., dated the Closing Date, substantially in the form of Exhibit C attached hereto, with only such changes therein from such form as are required to reflect changes in facts and circumstances in matters dealt with in any of the representations and warranties of the Company set forth in Section 2.1 hereof or incorporated herein by Section
2.3 hereof.

         (g) Required Approvals.

                  (i) The Company shall have obtained the consent or approval of each person listed on Part 2.1(f) of the Disclosure Letter;

                  (ii) All other Required Approvals shall have been obtained by the Company; and

                  (iii) Any other governmental or regulatory notices, approvals or other requirements necessary to consummate the transactions contemplated hereby and to operate the Company's business after the Closing Date in all material respects as it was operated prior thereto and as it is presently contemplated to be conducted in the future shall have been given, obtained or complied with, as applicable.

         (h) Delivery of Stock Certificates. The Company shall have delivered to such Purchaser or such Purchaser's designee the stock certificates representing the Series G Preferred Shares and the Common Shares being purchased at the Closing to be received by such Purchaser, registered in the name of such Purchaser, each in form satisfactory to such Purchaser.

         (i) Registration Rights Agreement. Such Purchaser shall have received an executed Registration Rights Agreement, dated as of the date hereof, in the form of Exhibit D (the "Registration Rights Agreement") from the Company.

         (j) Governance Agreement. Such Purchaser shall have received an executed Governance Agreement, dated as of the date hereof, in the form of Exhibit E (the "Governance Agreement") from the Company.

         (k) Subordinated Notes Purchase Agreement. All of the conditions to the obligations of the purchasers under the Subordinated Notes and Warrant Purchase Agreement among the Company and the purchasers listed on Schedule I thereto dated as of the date hereof (the "Subordinated Notes Purchase Agreement"), other than the conditions related to this Agreement, shall have been satisfied or waived by the parties thereto at or before the Closing.

         (l) Merger. All of the conditions to the Company's, the Merger Sub's and IFH's obligations under the Merger Agreement (other than the conditions related to this Agreement) shall have been satisfied or waived by the parties thereto at or before the Closing and the merger of the Merger Sub into IFH shall have become effective in accordance with the terms of the Merger Agreement.

         (m) Amendment to Rights Agreement. In reliance upon the accuracy of the representations in Section 2.2(h) and Section 2.2(l), the Company shall have amended the Rights Agreement so that neither the consummation of the transactions contemplated by the Transaction Documents and the Merger Agreement nor the acquisition of (i) shares of Common Stock and the Series G Preferred Shares pursuant to this Agreement, (ii) shares of Common Stock upon conversion of the Series G Preferred Shares and as dividends on the Series G Preferred Shares, (iii) shares of Common Stock pursuant to the Merger Agreement, (iv) Warrants pursuant to the Subordinated Notes Purchase Agreement, and/or (v) shares of Common Stock upon exercise of the Warrants, in all cases as adjusted for stock splits, dividends, recapitalizations and the like and any other events requiring adjustment under the anti-dilution provisions of applicable governing instruments, alone without causing (x) any Purchaser, or any of its "Affiliates" or "Associates" (as such terms are defined in Rule 12b-2 under the Exchange
Act), to be deemed an "Acquiring Person" under the Rights Agreement or (y) a "Distribution Date", a "Stock Acquisition Date" or "Acquisition Event" (as such terms are defined in the Rights Agreement) to occur.

         (n) Board Approval. In reliance upon the accuracy of the representations in Section 2.2(h) and Section 2.2(l), a committee of the board of directors of the Company shall have approved the consummation of the transactions contemplated by the Transaction Documents, the Merger Agreement and the Subordinated Notes Purchase Agreement and the acquisition of (i) shares of Common Stock and the Series G Preferred Shares pursuant to this Agreement, (ii) shares of Common Stock upon conversion of the Series G Preferred Shares and as dividends on the Series G Preferred Shares, (iii) shares of Common Stock pursuant to the Merger Agreement, (iv) Warrants pursuant to the Subordinated Notes Purchase Agreement, and (v) shares of Common Stock upon exercise of the Warrants, in all cases as adjusted for stock splits, dividends, recapitalizations and the like and any other events requiring adjustment under the anti-dilution provisions of applicable governing instruments, as required in
Section 302A.673, subd. 1(d) of the MBCA.

         (o) Shareholder Approval under Nasdaq Stock Market Rules. The transactions contemplated by this Agreement, the other Transaction Documents, the Subordinated Notes Purchase Agreement and the Merger Agreement shall have been approved and adopted by the requisite vote of the holders of shares of Common Stock of the Company to the extent required under any Rule of the Nasdaq Stock Market unless a waiver of such shareholder approval shall have been obtained from the Nasdaq Stock Market.

         (p) Chief Executive Officer. There shall have been elected or appointed a chief executive officer or interim chief executive officer of the Company reasonably satisfactory to the Purchasers.

         (q) Intentionally Omitted

         (r) Board of Directors. The individuals designated in Exhibit 1 of the Governance Agreement (or, if any of them is unable or unwilling to serve, other persons acceptable to the Purchasers) shall have been elected to and shall be serving on the board of directors of the Company. A director designated by Molex shall be serving on the board of directors of the Company unless no such individual is able and willing to serve.

         (s) Consolidated Net Working Capital. The consolidated Net Working Capital (as hereinafter defined) of the Company and its consolidated subsidiaries as of September 1, 2000 (as determined in accordance with GAAP consistently applied) shall have been not less than $250,000 less than $20,000,000. For the purpose of this Section 4.1(s), "Net Working Capital" shall mean current assets minus current liabilities. For purposes of the preceding sentence, liabilities that by their terms have a maturity date after September 1, 2001 shall be characterized as long-term liabilities rather than short-term liabilities without regard to their characterization as long-term liabilities or short-term liabilities for GAAP purposes.

         (t) Total Bank Debt. The Total Bank Debt (as hereinafter defined) of the Company and its subsidiaries as of September 1, 2000 shall not have exceeded $35,100,000. For purposes of this Section 4.1(t), "Total Bank Debt" shall mean all outstanding bank debt included in current liabilities and long term liabilities including but not limited to all outstanding mortgages.

         4.2 Conditions Precedent to the Company's Obligations. The obligations of the Company hereunder are subject to the following conditions:

         (a) Accuracy of the Representations and Warranties of Purchasers. The representations and warranties of the Purchasers contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though made on and as of such date.

         (b) Performance by the Purchasers. The Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchasers at or prior to the Closing Date.

         (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

         (d) Required Approvals. All Required Approvals shall have been obtained.

         (e) Payment of Purchase Price. Each Purchaser shall have paid the aggregate purchase price set forth opposite the Purchaser's name on Exhibit A.

         (f) Governance Agreement. The Company shall have received an executed Governance Agreement, dated as of the date hereof, in the form of Exhibit E hereto, from each of the Purchasers.

         (g) Merger. All of the conditions to the Company's obligations under the Merger Agreement (other than the conditions related to this Agreement) shall have been satisfied or waived by the Company and the Merger is effective at or before the Closing.

         (h) Subordinated Notes Purchase Agreement. All of the conditions to the Company's obligations under the Subordinated Notes Purchase Agreement (other than the conditions related to this Agreement) shall have been satisfied or waived by the Company at or before the Closing.

                                    ARTICLE V

                                   TERMINATION

         5.1 Termination. Notwithstanding any provision to this Agreement to the contrary, this Agreement may be terminated, and the transactions contemplated by this Agreement abandoned, at any time on or prior to the Closing Date:

         (a) by mutual written consent of the Company and each of the Purchasers;

         (b) by the Company at any time if any of the conditions set forth in
Section 4.2 will not be able to be satisfied on or prior to the Final Date (as defined in Section 7.5 of the Merger Agreement as constituted on the date hereof), through no fault of the Company, unless such condition is waived in writing by the Company;

         (c) by any of the Purchasers at any time if any of the conditions set forth in Section 4.1 will not be able to be satisfied on or prior to the Final Date (as defined in Section 7.5 of the Merger Agreement as constituted on the date hereof), through no fault of the Purchasers, unless such condition is waived in writing by each of the Purchasers;

         (d) immediately by any of the Purchasers in the event either the Merger Agreement or the Subordinated Notes Purchase Agreement shall terminate in accordance with its respective terms; or

         (e) by any of the Purchasers if (i) the Company has not, on or before December 19, 2000 obtained a waiver from the Nasdaq Stock Market of its requirement that the Company obtain shareholder approval of the transactions contemplated hereby and by the Merger Agreement and Subordinated Notes Purchase Agreement (in which event the Company shall immediately give written notice to each of the Purchasers to that effect), or (ii) the Company at any time has determined to cease pursuing obtaining such a waiver from the Nasdaq Stock Market (in which event the Company shall immediately give written notice to each of the Purchasers to that effect); provided in the case of this Section 5.1(e), that the Purchaser delivers to the Company written notice of termination of this Agreement within five business days after the date the Purchasers acquire the right under this Section 5.1(e) to terminate this Agreement.

         5.2 Notice of Termination. If the Company or any of the Purchasers desires to terminate this Agreement pursuant to Section 5.1, other than pursuant to Section 5.1(d), that party must give written notice to the other parties. Upon receipt of that notice, this Agreement will terminate without further action by any party.

         5.3 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 5.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders, other than as provided in Sections 3.6 and
6.1 hereof or in the Merger Agreement. Nothing contained in this Section 5.3 shall relieve any party from any liability for any breach of this Agreement or impair the right of any party to compel specific performance by another party of its obligations under this Agreement; provided, however, that termination as provided in Sections 5.1(d) and 5.1(e) shall not be deemed a breach of this Agreement.

                                   ARTICLE VI

                                  MISCELLANEOUS

         6.1 Expenses. The Company shall pay by cashier's check or wire transfer at the Closing the MAI Expenses (as defined in Section 9.14(a) of the Merger Agreement as constituted on the date hereof) incurred by the Purchasers, including, without limitation, the legal fees and expenses of their counsel. Each Purchaser shall be responsible for such Purchaser's own tax liability that may arise as a result of the investment hereunder or the transactions contemplated by this Agreement.

         6.2 Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto, the Subordinated Notes Purchase Agreement, together with the Exhibits and Schedules thereto, the Registration Rights Agreement, the Governance Agreement, the Certificate of Designation (when filed) and the Merger Agreement, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

         6.3 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received
(a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered on a business day after during normal business hours where such notice is to be received); or (b) on the business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

         If to the Company:  Sheldahl, Inc.
                             1150 Sheldahl Road
                             Northfield, MN 55057-9444
                             Attn: Edward L. Lundstrom, President
                             Fax:  (507) 663-8326 or
                                   (507) 663-8435

         With copies to:     Lindquist & Vennum P.L.L.P.
                             4200 IDS Center
                             80 South Eighth Street
                             Minneapolis MN 55402
                             Attn:  Charles P. Moorse, Esq.
                             Fax:   (612) 371-3207

         If to a Purchaser:  To the address set forth on Exhibit A

or such other address as may be designated in writing hereafter, in the same manner, by such person.

         6.4 Amendment; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and each Purchaser; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         6.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         6.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor any Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding anything to the contrary contained herein, each Purchaser may assign its rights hereunder in connection with any sale or transfer of such Purchaser's Securities to any Affiliate or Associate of such Purchaser as long as the transferee Affiliate or Associate agrees in writing to be bound by the applicable provisions of this Agreement, in which case the term "Purchaser" shall be deemed to refer to such transferee as though such transferee were an original signatory hereto.

         6.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         6.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Minnesota without regard to the principles of conflicts of law thereof.

         6.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become binding with respect to each Purchaser on the date the acceptance form hereto is executed by such Purchaser and with respect to the Company on the date executed by the Company, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

         6.10 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         6.11 Survival of Representations and Warranties. The representations and warranties made in this Agreement, or in any instrument delivered pursuant to this Agreement, shall not survive beyond the Closing, except the representations and warranties in Section 2.2, which shall survive the Closing indefinitely. Nothing in the forgoing sentence shall be deemed to limit the Purchasers' ability to rely on the representations and warranties contained in Sections 2.1 and 2.3, and the Company's ability to rely on the representations and warranties contained in Section 2.2, in making their respective determinations to consummate the Closing of the purchase and sale of the Shares. All covenants and agreements shall survive in accordance with their respective terms.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its authorized representative and each Purchaser has caused this Agreement to be executed by signing in counterpart the acceptance form attached to this Agreement.

                                          COMPANY:

                                          SHELDAHL, INC.

                                          By: /s/ EDWARD L. LUNDSTROM
                                              -----------------------
                                          Name:  Edward L. Lundstrom
                                          Title: President

                                   ACCEPTANCE

         The undersigned hereby accepts the terms and conditions set forth in the Stock Purchase Agreement, dated November 10, 2000, among Sheldahl, Inc., a Minnesota corporation (the "Company") and certain Purchasers listed in Exhibit A thereto as the terms and conditions applicable to the purchase of Shares of Series G Preferred and Common Stock of the Company by the undersigned. By execution of this Acceptance, the undersigned hereby makes each of the representations contained in Section 2.2 of the Stock Purchase Agreement.

                                          PURCHASER:

                                          MORGENTHALER VENTURE PARTNERS V, L.P.


                                          By: /s/ JOHN D. LUTSI
                                              ---------------------------------
                                          Name: John D. Lutsi,
                                          its General Partner

                                   ACCEPTANCE

         The undersigned hereby accepts the terms and conditions set forth in the Stock Purchase Agreement, dated November 10, 2000, among Sheldahl, Inc., a Minnesota corporation (the "Company") and certain Purchasers listed in Exhibit A thereto as the terms and conditions applicable to the purchase of Shares of Series G Preferred and Common Stock of the Company by the undersigned. By execution of this Acceptance, the undersigned hereby makes each of the representations contained in Section 2.2 of the Stock Purchase Agreement.

                                          PURCHASER:

                                          AMPERSAND IV LIMITED PARTNERSHIP

                                          BY: AMP-IV MANAGEMENT COMPANY
                                              LIMITED LIABILITY COMPANY,
                                              ITS GENERAL PARTNER


                                          By: /s/ STUART A. AUERBACH
                                              ---------------------------------
                                          Name:  Stuart A. Auerbach
                                          Title: Managing Member

                                   ACCEPTANCE

         The undersigned hereby accepts the terms and conditions set forth in the Stock Purchase Agreement, dated November 10, 2000, among Sheldahl, Inc., a Minnesota corporation (the "Company") and certain Purchasers listed in Exhibit A thereto as the terms and conditions applicable to the purchase of Shares of Series G Preferred and Common Stock of the Company by the undersigned. By execution of this Acceptance, the undersigned hereby makes each of the representations contained in Section 2.2 of the Stock Purchase Agreement.

                                          PURCHASER:

                                          AMPERSAND IV COMPANION FUND
                                          LIMITED PARTNERSHIP

                                          BY: AMP-IV MANAGEMENT COMPANY
                                              LIMITED LIABILITY COMPANY,
                                              ITS GENERAL PARTNER


                                          By: /s/ STUART A. AUERBACH
                                              ---------------------------------
                                          Name:  Stuart A. Auerbach
                                          Title: Managing Member

                                 LIMITED JOINDER

         IFH, the Merger Sub and the IFH Stockholders hereby join in the foregoing Agreement for the limited purposes of making the representations and warranties set forth in Section 2.3 of the Agreement to the Purchasers on the date hereof as if they were parties hereto.


                                          INTERNATIONAL FLEX HOLDINGS, INC.

                                          By: /s/ JOHN D. LUTSI
                                              ---------------------------------
                                          Name: John D. Lutsi,
                                          Title: President


                                          IFT WEST ACQUISITION COMPANY

                                          By: /s/ EDWARD L. LUNDSTROM
                                              ---------------------------------
                                          Name:  Edward L. Lundstrom
                                          Title: President


                                          IFH STOCKHOLDERS:


                                          MORGENTHALER VENTURE PARTNERS V, L.P.

                                          By: /s/ JOHN D. LUTSI
                                              ---------------------------------
                                          Name: John D. Lutsi,
                                          its general partner


                                          SOUND BEACH TECHNOLOGY PARTNERS, LLC


                                          By: /s/ DONALD R. FRIEDMAN
                                              ---------------------------------
                                          Name:  Donald R. Friedman
                                          Title: President and Chief
                                                 Executive Officer

                                                                       EXHIBIT A

                             SCHEDULE OF PURCHASERS

                                                            # OF
                                           AGGREGATE      SERIES G        # OF        BENEFICIAL
            PURCHASER                      PURCHASE       PREFERRED      COMMON       OWNERSHIP         STATE OF
         NAME & ADDRESS                      PRICE         SHARES        SHARES       PERCENTAGE        RESIDENCE
-------------------------------------     -----------     ---------     ---------     ------------      --------
Ampersand IV Limited Partnership          $ 7,350,000       3,323       1,453,539         29.4%             MA
55 William Street
Suite 240
Wellesley, MA  02481-4003

Ampersand IV Companion Fund               $   150,000          68          29,664          0.6%             MA
Limited Partnership
55 William Street
Suite 240
Wellesley, MA  02481-4003

Morgenthaler Venture Partners V, L.P.     $17,500,000       7,912       3,460,928         70.0%             OH
Terminal Tower
50 Public Square, Suite 2700
Cleveland, OH  44113

TOTAL                                     $25,000,000      11,303       4,944,131         100.0%